                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Starwood Lodging Trust and Starwood Lodging Corporation (the "Companies") on this Form S-4 of our report dated March 24, 1995 on the separate and combined financial statements and financial statement schedules of the Companies appearing in the Companies' Annual Report on Form 10-K/A2 for the year ended December 31, 1996 and to the reference to us under the heading "Experts".



                                          DELOITTE & TOUCHE LLP


Los Angeles, California

December 16, 1997